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                                                                      EXHIBIT 21

                           PROVANT, INC. SUBSIDIARIES


           1.     PROVANT Services, Inc.*
           2.     PROVANT Utah, Inc.*
           3.     PMSI-Project Mentors, Inc.*
           4.     Sales Performance International, Inc.*
           5.     Senn-Delaney Leadership Consulting Group, Inc.*
           6.     Solution Selling, Inc.*
           7.     Star Mountain, Inc. **
           8.     American Media Incorporated***
           9.     FPMI Communications, Inc. ***
          10.     J. Howard & Associates, Inc. ***
          11.     KC-EP, Inc. ***
          12.     MOHR Learning, Inc. ***
          13.     Star Media, Inc. ***
          14.     Star Digital, Inc. ***
          15.     Strategic Interactive, Inc.***
          16.     Decker Communications, Inc.+
          17.     Novations Group, Inc.+
          18.     BT. Novations, Inc.++



LEGEND
*        wholly owned subsidiary of PROVANT, Inc.
**       wholly owned subsidiary of PROVANT Utah, Inc.
***      wholly owned subsidiary of Star Mountain, Inc.
+        wholly owned subsidiary of KC-EP, Inc.
++       wholly owned subsidiary of Novations Group, Inc.

All of PROVANT's direct and indirect subsidiaries are Delaware corporations except for American Media Incorporated, an Iowa corporation, and Senn-Delaney Leadership Consulting Group, Inc., a California corporation.